UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2025, Aptose Biosciences Inc., as borrower (the “Company”), announced that it had entered into a loan agreement (the “Loan Agreement”) with Hanmi Pharmaceutical Co. Ltd., as lender (“Hanmi”). The Loan Agreement is an uncommitted facility for up to US$8.5 million (the “Facility”), administered through multiple advances for the purpose of continued clinical development of a Tuspetinib (“TUS”) based triple drug frontline therapy to treat patients with newly diagnosed acute myeloid leukemia (AML), accounts payable with respect of the Company’s TUS related business operations, and general corporate purposes reasonably related to the Company’s TUS related business operations.

The Facility may be advanced in one or more (but not more than five (5) advances) until December 31, 2025. The Facility is a non-revolving facility, and amounts repaid thereunder may not be reborrowed. No single advance shall be for an amount in excess of US$2,500,000.

The aggregate principal amount of all advances and all accrued and unpaid interest and fees together with all other obligations under the Loan Agreement will be repayable by the Company in full on August 31, 2028. Any unpaid principal amount with respect to each advance shall accrue interest a six percent (6%) per annum.

The proceeds from borrowings under the Loan Agreement will be used by the Company to fund its: (a) TUS related business operations, (b) accounts payable with respect of the Company’s TUS related business operations, and (c) general corporate purposes reasonably related to the Company’s TUS related business operations, in each case, unless the Company has obtained the prior written approval of Hanmi.

The Loan Agreement also contains customary affirmative and negative covenants with respect to the Company, including, among other things, compliance with laws, no change of business, no merger and maintenance of corporate existence, maintenance of insurance, restrictions on the incurrence of loans and guarantees, and other customary covenants. These covenants are subject to a number of limitations and exceptions as provided in the Loan Agreement.

The Company’s obligations under the Loan Agreement are secured by a first ranking security interest over all present and after acquired personal property of the Company and unlimited guarantees by, and first ranking security over all present and after acquired personal property of each of Aptose’s subsidiaries.

Additionally, the Loan Agreement contains customary events of default, insolvency, cessation of production, material adverse effect as well as remedies for credit facilities of this nature.

The description of the Loan Agreement contained in this Item 1.01 is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information related to the Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	2025 Loan Agreement, dated June 18, 2025, between Hanmi Pharmaceutical Co., Ltd., the Company, Aptose Biosciences U.S. Inc. and NuChem Pharmaceuticals Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6) and Item 601(b)(2)(ii). This exhibit excludes certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5). A copy of any of the omitted information, schedules and exhibits pursuant to Regulation S-K, Item 601(a)(5), Item 601(a)(6) and Item 601(b)(2)(ii), as applicable, will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: June 26, 2025	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
Chairman, President, and Chief Executive Officer